Exhibit 4.4
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                                         OLD KENT BANK -- Affiliate 025
                                         Address: 218 W. Washington Street
                                         City: South Bend; State: IN; Zip: 46601
Guaranty- (INDIANA)

1. In consideration of any credit or other financial accommodation heretofore or hereafter extended by the Bank mentioned above ("Bank") to MORGAN DRIVE AWAY, INC., an IN corp. of Elkhart IN 46515 ("Debtor"), the undersigned ("Guarantor") hereby absolutely, unconditionally and Irrevocably guarantees prompt payment when due and at all times thereafter of any and all existing and future Indebtedness and liabilities of every nature and kind, including all renewals, extensions and modifications thereof, now or hereafter owing from Debtor to Bank, however and whenever created, arising, evidenced, or acquired, and all interest accrued thereon (collectively the "Indebtedness"). The Indebtedness includes any and all indebtedness and obligations now or hereafter owing to Bank by Debtor, regardless of whether any such indebtedness or obligation is (a) not presently intended or contemplated by Debtor, Bank or Guarantor, (b) indirect, contingent or secondary, or (c) unrelated to, or of a different kind of class from, any indebtedness or obligations of Debtor to Bank that are now owing or are committed or contemplated.

2. Notwithstanding the foregoing, the liability of Guarantor to Bank under paragraph 1 shall not exceed an amount equal to the sum of (a) $500,000.00 ("Base Amount") and (b) Guarantor's Pro Rate Share of unpaid Interest accrued from time to time upon the Indebtedness. Guarantor's Pro Rata Share as of any given date shall be determined by applying to all unpaid accrued interest as of such date a percentage that shall be the lesser of (i) 100% or (ii) the percentage obtained by dividing the Base Amount by the aggregate unpaid principal balance of the Indebtedness outstanding immediately after the last principal advance made by Bank to Debtor prior to such date. The granting of credit from time to time to Debtor by Bank in excess of the Base Amount shall not affect or impair the liability of Guarantor hereunder. Any maximum amount of Guarantor's liability provided for under this paragraph 2 shall not be reduced by any payments or collections upon the Indebtedness received by Bank from Debtor or any source other than Guarantor. If no amount, zero or the words "No limit," "None" or similar words are inserted in the blank space in this paragraph, then the amount of Guarantor's liability under this Guaranty is not limited.

3. Guarantor shall reimburse Bank for all costs, attorneys' fees and other expenses at any time expended or incurred by Bank in the collection or attempted collection of the Indebtedness or in the enforcement of this Guaranty or the realization upon any security for this Guaranty.

4. The effectiveness of this Guaranty is not subject to the satisfaction of any conditions, including, without limitation, execution of this or another guaranty, or the granting of any other security, by any other person, firm or corporation. Bank may grant or continue credit to Debtor from time to time without giving notice to or obtaining consent from Guarantor. Bank shall not be obligated at any time, whether in connection with the granting of credit to Debtor or otherwise, to make any factual disclosure to Guarantor, including without limitation, any disclosure concerning Debtor's financial condition, assets, liabilities, activities or operations or the status of the Indebtedness or of any other security for the Indebtedness. The execution of this Guaranty by Guarantor does not create any obligation or duty of Bank to grant or continue credit to Debtor.

         5. Bank in its sole discretion may, without affecting, impairing or reducing this Guaranty, (a) apply payments or collections received from any source to the payment of Indebtedness other than the Indebtedness, even though Bank could have applied those payments to the Indebtedness and (b) apply payments or collections received from Guarantor or from any present or future security for this Guaranty to the liability of Guarantor under this Guaranty or to any liability of Guarantor for payment to Bank of any other Indebtedness. Any payments or collections that Bank applies to the liability of Guarantor under this Guaranty shall be applied to costs or expenses described in paragraph 3 above, to the interest on or principal of the Indebtedness or to other components of the Indebtedness, all in such manner as Bank in its sole discretion shall determine.

6. Guarantor will not exercise or enforce, and hereby waives, any right of contribution, reimbursement, recourse or subrogation available to Guarantor against Debtor or any other person liable for payment of all or part of the Indebtedness, or as to any security therefor, unless and until all of the Indebtedness is paid in full and discharged.

7. Guarantor warrants and represents to Bank that all financial statements and other information concerning Guarantor furnished to Bank are true and correct in all material respects; that the execution, delivery and performance of this Guaranty by Guarantor will not violate any law, rule, judgment, order, agreement or instrument binding upon Guarantor, nor require the approval of any public authority or other third party, and that this Guaranty constitutes the valid and binding obligation of Guarantor, enforceable in accordance with its terms. If Guarantor is a corporation, partnership, association, trust or other entity, Guarantor further represents and warrants to Bank that Guarantor is duly organized and validly existing in good standing under the laws of the state indicated next to its name below; that Guarantor has full power and authority to enter into and perform its obligations under this Guaranty; that the execution, delivery, and performance hereof by Guarantor have been duly authorized by all necessary action of Guarantor's board of directors, partners, trustees or other governing body and will not violate Guarantor's articles or certificate of incorporation, bylaws, partnership agreement, articles of association, trust agreement or other governing instrument, nor require the approval of the shareholders or members or of any of its partners, other than those whose signatures appear below.

8. Guarantor waives (a) notice of the acceptance of this Guaranty and of the extension or continuation of all or any part of the Indebtedness, (b) presentment, protest, notice, demand or action with respect to any default in payment of all or any part of the Indebtedness and with respect to any default by Guarantor in Guarantor's obligations under this Guaranty, and (c) any right to require Bank to sue Debtor, any other guarantor or any other person obligated with respect to all or any part of the Indebtedness or to foreclose or realize upon any security for all or any part of the Indebtedness.

9. If this Guaranty is terminated or revoked, it shall continue in effect as to all Indebtedness incurred, arising or committed for before the termination or revocation, including any extensions, renewals or modifications of such
Indebtedness made after the termination or revocation. A notice of revocation must be in writing and shall not be effective until it is received by Bank. If more than one person have executed this Guaranty, a notice of revocation shall be effective only as to the person or entity giving the notice, and this Guaranty shall continue in effect as to each person or entity not giving the notice.

10. The validity and enforceability of this Guaranty shall not be impaired or affected by any act or omission by Bank (whether occurring before or after receipt by Bank of notice of termination of this Guaranty) with respect to all or part of the Indebtedness or any agreement relating thereto or with respect to any present or future guaranty or other security for all or part of the Indebtedness, including, but not limited to, (a) any extension, modification, renewal, indulgence, or substitution; (b) any failure or omission to enforce any right, power or remedy; (c) any waiver of any right, power or remedy or of any default; (d) any release, surrender, compromise, settlement, subordination or modification, with or without consideration; (e) the unenforceability or invalidity thereof; (f) any failure by Bank to perfect or secure any priority of its rights with respect to any security; or (g) any consent by Bank to any sale or transfer of any security; all whether or not the undersigned shall have had notice or knowledge of any act, omission or circumstance referred to in this paragraph.

11. The liability of Guarantor hereunder is joint and several and independent of any other guaranties or obligations at any time in effect with respect to all or any part of the Indebtedness and may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations, if more than one person or entity have executed this Guaranty, Bank is authorized to release or modify the obligations of or surrender any security given by or waive any rights against any of those who have executed this Guaranty, without in any manner affecting or impairing the liability of the other persons or entities.

12. Guarantor waives any and all defenses, claims and discharges of Debtor or any other obligor with respect to the Indebtedness, except the defense of discharge by payment without limiting the generality of the foregoing, Guarantor will not assert, plead or enforce against Bank any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti- deficiency statute, fraud, incapacity, minority, usury, ultra vires, lack of authorization, illegality or unenforceability, that may be available to Debtor or any other person liable in respect of any Indebtedness; or any setoff available against Bank to Debtor or any such other person, whether or not on account of a related transaction. Guarantor shall be liable for any deficiency remaining after foreclosure of or realization upon any security for all or part of the Indebtedness, whether or not the liability of Debtor or any other obligor for the deficiency is discharged pursuant to statute or judicial decision.

13. If any payment applied by Bank to the Indebtedness is set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Debtor or any other obligor), the Indebtedness to which the payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding the application, and this Guaranty shall be enforceable as to such Indebtedness as fully as it Bank had not made the application.

14. The obligations of Guarantor under this Guaranty are secured by any and all security agreements, guaranties, mortgages, pledge agreements, assignments and all other security documents and Instruments heretofore or hereafter given by Guarantor or any third party to Bank ("Security Documents"), including, but not limited to, Security Documents given in connection with or referred to in any prior guaranty or other document evidencing any liability of Guarantor to Bank. As additional security for the obligations of Guarantor under this Guaranty. Guarantor hereby grants to Bank a security interest in all tangible and intangible property of Guarantor now or hereafter in the possession of Bank, including, without limitation, all deposit accounts. Any requirement of reasonable notice with respect to any sale or other disposition of collateral shall be met if Bank sends the notice at least five days before the sale or other disposition. Bank shall have the right at any time to set off any Indebtedness that Bank then owes to Guarantor (including deposit accounts) against all or any part of the Indebtedness that is then due and payable.

15. This Guaranty shall be governed by and interpreted in accordance with the laws of the state of Indiana, without giving effect to principles of conflict of laws. Obligor irrevocably agrees and consents that any action against Obligor for collection or enforcement of this Note may be brought in any state or federal,.court that has subject matter jurisdiction and is located in, or whose district includes, any county in the state of Indiana in which Bank has an office and that any such court shall have personal jurisdiction over Obligor for purposes of the action.

16. This Guaranty embodies the entire agreement between Guarantor and Bank with respect to the subject matter hereof. There are no promises, terms, conditions, or obligations other than those contained herein. This Guaranty may not be modified except by writing signed by the party to be charged. In this Guaranty, "Guarantor" means each, all and any of those who have executed this Guaranty.

17.  This  Guaranty  shall be binding  upon and inure to the benefit of Bank and
Guarantor,  and  their  respective  heirs,  executors,   administrators,   legal
representatives, successors and assigns.

         GUARANTOR ACKNOWLEDGES HAVING READ ALL OF THE PROVISIONS OF THIS GUARANTY, INCLUDING THOSE APPEARING ON THE OTHER SIDE.

         BANK AND EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS, HIS OR HER RIGHT TO A TRIAL BY JURY IN ANY ACTION, INCLUDING ANY CLAIM, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM ("CLAIM"), THAT IS BASED UPON, ARISES OUT OF OR RELATES TO THIS GUARANTY OR THE INDEBTEDNESS, INCLUDING, WITHOUT LIMITATION, ANY CLAIM BASED UPON, ARISING OUT OF OR RELATING TO ANY ACTION OR INACTION OF BANK IN CONNECTION WITH ANY ACCELERATION OF THE INDEBTEDNESS OR ANY ENFORCEMENT OR COLLECTION OF THIS GUARANTY.

Dated:   July 31, 2001

Witnesses:                                      Individual Guarantor(s):

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Witnesses:                                      Nonindividual Guarantor:
/s/ Tim P. Ryan                                 THE MORGAN GROUP, INC.
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Tim P. Ryan                                     A     Delaware
                                                 -------------------------------
--------------------------------                      (state of organization)
                                                  Corporation
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                                                        (Type of entity)

                                                By /s/ Gary J. Klusman
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                                                Its Executive Vice President-
                                                      Finance & Administration
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                                                And By
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                                                Its
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                                                Guarantor Address:

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